PRICING SUPPLEMENT NO. 148                                     Rule 424 (b)(3)
Dated: August 4, 1998                                       File NO. 333-43565
(To Prospectus dated January 21, 1998
and Prospectus Supplement dated January 21, 1998)

                                $7,096,595,162
                        THE BEAR STEARNS COMPANIES INC.
                          MEDIUM-TERM NOTES, SERIES B
            WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:                    Floating Rate Notes   Book Entry Notes
$35,000,000                          [x]                   [x]

Original Issue Date:                 Fixed Rate Notes      Certificated Notes
August 6, 1998                       [ ]                   [_]


Maturity Date:                       CUSIP#: 073928 EL 3
August 6, 1999

Option to Extend Maturity:           No  [x]

                                     Yes [_]   Final Maturity Date:


                                                 Optional         Optional
                         Redemption              Repayment        Repayment
Redeemable On            Price(s)                Date(s)          Price(s)
-------------            --------                -------          --------

N/A                      N/A                     N/A              N/A


Applicable Only to Fixed Rate Notes:
------------------------------------

Interest Rate:

Interest Payment Date:


Applicable Only to Floating Rate Notes:
---------------------------------------

Interest Rate Basis:                        Maximum Interest Rate: N/A

[_]     Commercial Paper Rate               Minimum Interest Rate: N/A

[x]     Federal Funds Rate                  Interest Reset Date(s): Daily

[_]     Treasury Rate                       Interest Reset Period: Daily

[_]     LIBOR Reuters                       Interest Payment Date(s): *

[_]     LIBOR Telerate

[_]     Prime Rate                          Interest Payment Period: Quarterly


[_]     CMT Rate


Initial Interest Rate: **

Index Maturity:  N/A

Spread (plus or minus): +0.12%

--------------------------------






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
* On the 6th of each November, February and May and at maturity.

** The Federal Funds Rate as of August 5, 1998 plus 12 basis points.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.


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